CUSTODY AGREEMENT

Dated September 9, 2011

Between

UMB BANK, N.A.

and

STARBOARD INVESTMENT TRUST
On Behalf Of Each Of Its Fund Series

and

THE NOTTINGHAM COMPANY
Solely In Its Role As Payor Per Section 11

CUSTODY AGREEMENT

This agreement made as of the date first set forth above between UMB Bank, n.a., a national banking association with its principal place of business located in Kansas City, Missouri (hereinafter “Custodian”), the Starboard Investment Trust, a Delaware statutory trust, on behalf of each of the Funds listed on Appendix B hereof, together with such additional Funds which shall be made parties to this Agreement by the execution of Appendix B hereto (individually, a “Fund” and collectively, the “Funds”), and The Nottingham Company, a North Carolina corporation, solely in its role as payor in accordance with  Section 11.

WITNESSETH:

WHEREAS, each Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (“the 1940 Act”); and

WHEREAS, each Fund desires to appoint Custodian as its custodian for the custody of Assets (as hereinafter defined) owned by such Fund, which Assets are to be held in such accounts as such Fund may establish from time to time; and

WHEREAS, Custodian is willing to accept such appointment on the terms and conditions hereof.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1.  APPOINTMENT OF CUSTODIAN.

Each Fund hereby constitutes and appoints the Custodian as custodian of Assets belonging to each such Fund which have been or may be from time to time delivered to and accepted by the Custodian.  Custodian accepts such appointment as a custodian and agrees to perform the duties and responsibilities of Custodian as set forth herein on the conditions set forth herein.  For purposes of this Agreement, the term “Assets” shall include Securities, monies, and other property held by the Custodian for the benefit of a Fund.  “Security” or “Securities” shall mean stocks, bonds, rights, warrants, certificates, instruments, obligations and all other negotiable or non-negotiable paper commonly known as Securities which have been or may from time to time be delivered to and accepted by the Custodian.

2.  INSTRUCTIONS.

(a)  An “Instruction,” as used herein, shall mean a request, direction, instruction or certification initiated by a Fund and conforming to the terms of this paragraph.  An Instruction may be transmitted to the Custodian by any of the following means:

(i)  a writing manually signed on behalf of a Fund by an Authorized Person;

(ii)  a telephonic or other oral communication from a person the Custodian reasonably believes to be an Authorized Person;

(iii)  a facsimile transmission that the Custodian reasonably believes has been signed or otherwise originated by an Authorized Person;

(iv) a communication effected through the internet or web-based functionality (including without limitation, emails, data files and other communications) on behalf of a Fund (“Electronic Communication”); or

(v) other means reasonably acceptable to both parties.

Instructions in the form of oral communications shall be confirmed by the appropriate Fund by either a writing (as set forth in (i) above), a facsimile (as set forth in (iii) above), or an Electronic Communication (as set forth in (iv) above), but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral Instructions prior to the Custodian’s receipt of such confirmation.  Each Fund authorizes the Custodian to record any and all telephonic or other oral Instructions communicated to the Custodian.  The parties acknowledge and agree that, with respect to Instructions transmitted by facsimile, the Custodian cannot verify that the signature of an Authorized Person has been properly affixed and, with respect to Instructions transmitted by an Electronic Communication, the Custodian cannot verify that the Electronic Communication has been initiated by an Authorized Person; accordingly, the Custodian shall have no liability as a result of actions taken in reliance on unauthorized facsimile or Electronic Communication Instructions.  The Custodian recommends that any Instructions transmitted by a Fund via email be done so through a secure system or process.

(b)  “Special Instructions,” as used herein, shall mean Instructions countersigned or confirmed in writing by the Treasurer or any other  officer of a Fund , which countersignature or confirmation shall be on the same instrument containing the Instructions or on a separate instrument relating thereto.

(c)  Instructions and Special Instructions shall be delivered to the Custodian at the address and/or telephone, facsimile transmission or email address agreed upon from time to time by the Custodian and each Fund.

(d)  Where appropriate, Instructions and Special Instructions shall be continuing Instructions.

(e)  An Authorized Person shall be responsible for assuring the accuracy and completeness of Instructions. If the Custodian reasonably determines that an Instruction is unclear or incomplete, the Custodian may notify a Fund of such determination, in which case the Fund shall be responsible for delivering to the Custodian an amended Instruction.  The Custodian shall have no obligation to take any action until the Fund re-delivers to the Custodian an Instruction that is clear and complete.

(f)  The Fund shall be responsible for delivering to the Custodian Instructions or Special Instructions in a timely manner, after considering such factors as the involvement of subcustodians, brokers or agents in a transaction, time zone differences, reasonable industry standards, etc.  The Custodian shall have no liability if a Fund delivers Instructions or Special Instructions to the Custodian after any deadline established by the Custodian.

(g)  By providing Instructions to acquire or hold Foreign Assets (as defined in Rule 17f-5(a)(2) under the 1940 Act), each Fund shall be deemed to have confirmed to the Custodian that the Fund has (i) considered and accepted responsibility for all Sovereign Risks and Country Risks (as hereinafter defined) associated with investing in a particular country or jurisdiction, and (ii) made all determinations and provided to shareholders and other investors all disclosures required of registered investment companies by the 1940 Act.

3.  DELIVERY OF CORPORATE DOCUMENTS.

Each of the parties to this Agreement represents that its execution does not violate any of the provisions of its respective charter, articles of incorporation, partnership agreement, declaration of trust, articles of association or bylaws, that all required corporate or organizational action to authorize the execution and delivery of this Agreement has been taken, and that the person signing this Agreement is authorized to bind such party (and, in the case of the Funds, that the person signing this Agreement is authorized to bind each of the Funds listed on Appendix B, as such Appendix may be amended from time to time).

Each Fund agrees to provide the Custodian, upon request, documentation regarding the Fund, including, by way of example: certificates of incorporation or trust, by-laws, resolutions, registration statements, W-9s and other tax-related documentation, compliance policies and procedures and other compliance documents, etc.

In addition, each Fund has delivered or will promptly deliver to the Custodian, copies of the Resolution(s) of its Board of Directors or Trustees and all amendments or supplements thereto, properly certified or authenticated, designating certain officers or employees of each such Fund who will have continuing authority to certify to the Custodian: (a) the names, titles, signatures and scope of authority of all persons authorized to give Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of each Fund, and (b) the names, titles and signatures of those persons authorized to countersign or confirm Special Instructions on behalf of each Fund (in both cases collectively, the “Authorized Persons” and individually, an “Authorized Person”).  Such Resolutions and certificates may be accepted and relied upon by the Custodian as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Custodian of a similar Resolution or certificate to the contrary; provided, however, that the Custodian may rely upon any written designation furnished by the Treasurer or other officer of the Fund designating persons authorized to countersign or confirm Special Instructions (as provided in Section 2(b)).  Upon delivery of a certificate which deletes or does not include the name(s) of a person previously authorized to give Instructions or to countersign or confirm Special Instructions, such person shall no longer be considered an Authorized Person authorized to give Instructions or to countersign or confirm Special Instructions.  Unless the certificate specifically requires that the approval of anyone else will first have been obtained, the Custodian will be under no obligation to inquire into the right of the person giving such Instructions or Special Instructions to do so. Notwithstanding any of the foregoing, no Instructions or Special Instructions received by the Custodian from a Fund will be deemed to authorize or permit any director, trustee, officer, employee, or agent of such Fund to withdraw any of the Assets of such Fund upon the mere receipt of such authorization, Special Instructions or Instructions from such director, trustee, officer, employee or agent.

4.  POWERS AND DUTIES OF CUSTODIAN AND DOMESTIC SUBCUSTODIAN.

Except for Assets held by any Foreign Subcustodian, Special Subcustodian or Eligible Securities Depository  appointed pursuant to Sections 5(b), (c), or (f) of this Agreement, the Custodian shall have and perform the powers and duties hereinafter set forth in this Section 4.  For purposes of this Section 4 all references to powers and duties of the “Custodian” shall also refer to any Domestic Subcustodian appointed pursuant to Section 5(a).

(a)  Safekeeping.

The Custodian will keep safely the Assets of each Fund which are delivered to and accepted by it from time to time.  The Custodian shall notify a Fund if it is unwilling or unable to accept custody of any asset of such Fund.  The Custodian shall not be responsible for any property of a Fund held by a Fund and not delivered to the Custodian or for any pre-existing faults or defects in Assets that are delivered to the Custodian.

(b)  Manner of Holding Securities.

(1)  The Custodian shall at all times hold Securities of each Fund either: (i) by physical possession of the share certificates or other instruments representing such Securities, in registered or bearer form; in the vault of the Custodian, Domestic Subcustodian, a Special Custodian, depository or agent of the Custodian;  or in an account maintained by the Custodian or agent at a Securities System (as hereinafter defined); or (ii) in book-entry form by a Securities System in accordance with the provisions of sub-paragraph (3) below.

(2)  The Custodian may hold registrable portfolio Securities which have been delivered to it in physical form, by registering the same in the name of the appropriate Fund or its nominee, or in the name of the Custodian or its nominee, for whose actions such Fund and Custodian, respectively, shall be fully responsible.  Upon the receipt of Instructions, the Custodian shall hold such Securities in street certificate form, so called, with or without any indication of representative capacity.  However, unless it receives Instructions to the contrary, the Custodian will register all such portfolio Securities in the name of the Custodian’s authorized nominee.  All such Securities shall be held in an account of the Custodian containing only assets of the appropriate Fund or only assets held by the Custodian for the benefit of customers, provided that the records of the Custodian shall indicate at all times the Fund or other customer for which such Securities are held in such accounts and the respective interests therein.

(3)  The Custodian may deposit and/or maintain domestic Securities owned by a Fund in, and each Fund hereby approves use of:  (a) The Depository Trust & Clearing Corporation; (b)  any other clearing agency registered with the Securities and Exchange Commission (“SEC”) under section 17A of the Securities Exchange Act of 1934, which acts as a securities depository; and (c) a Federal Reserve Bank or other entity authorized to operate the federal book-entry system described in the regulations of the Department of the Treasury or book-entry systems operated pursuant to comparable regulations of other federal agencies.  Upon the receipt of Special Instructions, the Custodian may deposit and/or maintain domestic Securities owned by a Fund in any other domestic clearing agency that may otherwise be authorized by the SEC to serve in the capacity of depository or clearing agent for the Securities or other assets of investment companies and that acts as a Securities depository.  Each of the foregoing shall be referred to in this Agreement as a “Securities System”, and all such Securities Systems shall be listed on the attached Appendix A.  Use of a Securities System shall be in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(i)  The Custodian may deposit the Securities directly or through one or more agents or Subcustodians which are also qualified to act as custodians for investment companies.

(ii)  Securities held in a Securities System shall be subject to any agreements or rules effective between the Securities System and the Custodian or a Subcustodian, as the case may be.

(iii)  Any Securities deposited or maintained in a Securities System shall be held in an account (“Account”) of the Custodian or a Subcustodian in the Securities System that includes only assets held by the Custodian or a Subcustodian as a custodian or otherwise for customers.

(iv)  The books and records of the Custodian shall at all times identify those Securities belonging to any one or more Funds which are maintained in a Securities System.

(v)  The Custodian shall pay for Securities purchased for the account of a Fund only upon (a) receipt of advice from the Securities System that such Securities have been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of such Fund.  The Custodian shall transfer Securities sold for the account of a Fund only upon (a) receipt of advice from the Securities System that payment for such Securities has been transferred to the Account of the Custodian in accordance with the rules of the Securities System, and (b) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of such Fund.  Copies of all advices from the Securities System relating to transfers of Securities for the account of a Fund shall be maintained for such Fund by the Custodian.  Such copies may be maintained by the Custodian in electronic form.  The Custodian shall make available to the Fund or its agent on the next business day, by Electronic Communication, facsimile, or other means reasonably acceptable to both parties, daily transaction activity that shall include each day’s transactions for the account of such Fund.

(vi)  The Custodian shall, if requested by a Fund pursuant to Instructions, provide such Fund with reports obtained by the Custodian or any Subcustodian with respect to a Securities System’s accounting system, internal accounting control and procedures for safeguarding Securities deposited in the Securities System.

(c)  Free Delivery of Assets.

Notwithstanding any other provision of this Agreement and except as provided in Section 3 hereof, the Custodian, upon receipt of Special Instructions, will undertake to make free delivery of Assets, provided such Assets are on hand and available, in connection with a Fund’s transactions and to transfer such Assets to such broker, dealer, Subcustodian, bank, agent, Securities System or otherwise as specified in such Special Instructions.

(d)  Exchange of Securities.

Upon receipt of Instructions, the Custodian will exchange Securities held by it for a Fund for other Securities or cash paid in connection with any reorganization, recapitalization, merger, consolidation, conversion, or similar event, and will deposit any such Securities in accordance with the terms of any reorganization or protective plan.

Unless otherwise directed by Instructions, the Custodian is authorized to exchange Securities held by it in temporary form for Securities in definitive form, to surrender Securities for transfer into a name or nominee name as permitted in Section 4(b)(2), to effect an exchange of shares in a stock split or when the par value of the stock is changed, to sell any fractional shares, and, upon receiving payment therefor, to surrender bonds or other Securities held by it at maturity or call.

(e)  Purchases of Assets.

(1)  Securities Purchases.  In accordance with Instructions, the Custodian shall, with respect to a purchase of Securities, pay for such Securities out of monies held for a Fund’s account for which the purchase was made, but only insofar as monies are available therein for such purpose, and receive the Securities so purchased.  Unless the Custodian has received Special Instructions to the contrary, such payment will be made only upon delivery of such Securities to the Custodian, a clearing corporation of a national securities exchange of which the Custodian is a member, or a Securities System in accordance with the provisions of Section 4(b)(3) hereof.  Notwithstanding the foregoing, (i) in connection with a repurchase agreement, the Custodian may release funds to a Securities System prior to the receipt of advice from the Securities System that the Securities underlying such repurchase agreement have been transferred by book-entry into the Account maintained with such Securities System by the Custodian, provided that the Custodian’s instructions to the Securities System require that the Securities System may make payment of such funds to the other party to the repurchase agreement only upon transfer by book-entry of the Securities underlying the repurchase agreement into such Account; (ii) in the case of options, Interest Bearing Deposits,  currency deposits and other deposits, and foreign exchange transactions, pursuant to Sections 4(g), 4(k), and 4(l) hereof, the Custodian may make payment therefor before receipt of an advice of transaction; and (iii) the Custodian may make payment for Securities or other Assets prior to delivery thereof in accordance with Instructions, applicable laws, generally accepted trade practices, or the terms of the instrument representing such Security or other Asset, including, but not limited to, Securities and other Assets as to which payment for the Security and receipt of the instrument evidencing the Security are under generally accepted trade practices or the terms of the instrument representing the Security expected to take place in different locations or through separate parties.

(2)  Other Assets Purchased.  Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall pay for and receive other Assets for the account of a Fund as provided in Instructions.

(f)   Sales of Assets.

(1)  Securities Sold.  In accordance with Instructions, the Custodian shall, with respect to a sale, deliver or cause to be delivered the Securities thus designated as sold to the broker or other person specified in the Instructions relating to such sale.  Unless the Custodian has received Special Instructions to the contrary, such delivery shall be made only upon receipt of payment therefor in the form of: (a) cash, certified check, bank cashier’s check, bank credit, or bank wire transfer; (b) credit to the account of the Custodian with a clearing corporation of a national securities exchange of which the Custodian is a member; or (c) credit to the Account of the Custodian with a Securities System, in accordance with the provisions of Section 4(b)(3) hereof.  Notwithstanding the foregoing, the Custodian may deliver Securities and other Assets prior to receipt of payment for such Securities in accordance with Instructions, applicable laws, generally accepted trade practices, or the terms of the instrument representing such Security or other Asset.  For example, Securities held in physical form may be delivered and paid for in accordance with “street delivery custom” to a broker or its clearing agent, against delivery to the Custodian of a receipt for such Securities, provided that the Custodian shall have taken reasonable steps to ensure prompt collection of the payment for, or return of, such Securities by the broker or its clearing agent, and provided further that the Custodian shall not be responsible for the selection of or the failure or inability to perform of such broker or its clearing agent or for any related loss arising from delivery or custody of such Securities prior to receiving payment therefor.

(2) Other Assets Sold.  Upon receipt of Instructions and except as otherwise provided herein, the Custodian shall receive payment for and deliver other Assets for the account of a Fund as provided in Instructions.

(g)  Options.

(1)  Upon receipt of Instructions relating to the purchase of an option or sale of a covered call option, the Custodian shall:  (a) receive and retain Instructions or other documents, to the extent they are provided to the Custodian, evidencing the purchase or writing of the option by a Fund; (b) if the transaction involves the sale of a covered call option, deposit and maintain in a segregated account the Securities (either physically or by book-entry in a Securities System) subject to the covered call option written on behalf of such Fund; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any notices or other communications evidencing the expiration, termination or exercise of such options which are furnished to the Custodian by the Options Clearing Corporation (the “OCC”), the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.

(2)  Upon receipt of Instructions relating to the sale of a naked option (including stock index and commodity options), the Custodian, the appropriate Fund and the broker-dealer shall enter into an agreement to comply with the rules of the OCC or of any registered national securities exchange or similar organizations(s).  Pursuant to that agreement and such Fund’s Instructions, the Custodian shall:  (a) receive and retain Instructions or other documents, if any, evidencing the writing of the option; (b) deposit and maintain in a segregated account, Securities (either physically or by book-entry in a Securities System), cash and/or other Assets; and (c) pay, release and/or transfer such Securities, cash or other Assets in accordance with any such agreement and with any notices or other communications evidencing the expiration, termination or exercise of such option which are furnished to the Custodian by the OCC, the securities or options exchanges on which such options were traded, or such other organization as may be responsible for handling such option transactions.  The appropriate Fund and the broker-dealer shall be responsible for determining the quality and quantity of assets held in any segregated account established in compliance with applicable margin maintenance requirements and the performance of other terms of any option contract.

(h)  Segregated Accounts.

Upon receipt of Instructions, the Custodian shall establish and maintain on its books a segregated account or accounts for and on behalf of a Fund, into which account or accounts may be transferred Assets of such Fund, including Securities maintained by the Custodian in a Securities System pursuant to Paragraph (b)(3) of this Section 4, said account or accounts to be maintained (i) for the purposes set forth in Sections 4(g) and 4(m);  and (ii) for the purpose of compliance by such Fund with the procedures required by  SEC Investment Company Act Release Number 10666 or any subsequent release or releases relating to the maintenance of segregated accounts by registered investment companies; or (iii) for such other purposes as may be set forth, from time to time, in Special Instructions.  The Custodian shall not be responsible for the determination of the type or amount of Assets to be held in any segregated account referred to in this paragraph, or for compliance by the Fund with required procedures noted in (ii) above.

(i)  Depositary Receipts.

Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered Securities to the depository used for such Securities by an issuer of American Depositary Receipts or International Depositary Receipts (hereinafter referred to, collectively, as “ADRs”), against a written receipt therefor adequately describing such Securities and written evidence satisfactory to the organization surrendering the same that the depository has acknowledged receipt of instructions to issue ADRs with respect to such Securities in the name of the Custodian or a nominee of the Custodian, for delivery in accordance with such instructions.

Upon receipt of Instructions, the Custodian shall surrender or cause to be surrendered ADRs to the issuer thereof, against a written receipt therefor adequately describing the ADRs surrendered and written evidence satisfactory to the organization surrendering the same that the issuer of the ADRs has acknowledged receipt of instructions to cause its depository to deliver the Securities underlying such ADRs in accordance with such instructions.

(j)  Corporate Actions, Put Bonds, Called Bonds, Etc.

Upon receipt of Instructions, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar Securities to the issuer or trustee thereof (or to the agent of such issuer or trustee) for the purpose of exercise or sale, provided that the new Securities, cash or other Assets, if any, acquired as a result of such actions are to be delivered to the Custodian; and (b) deposit Securities upon invitations for tenders thereof, provided that the consideration for such Securities is to be paid or delivered to the Custodian, or the tendered Securities are to be returned to the Custodian.

Unless otherwise directed to the contrary in Instructions, the Custodian shall comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions, or similar rights of security ownership of which the Custodian receives notice through data services or publications to which it normally subscribes, and shall promptly notify the appropriate Fund of such action.

Each Fund agrees that if it gives an Instruction for the performance of an act on the last permissible date of a period established by the Custodian or any optional offer or on the last permissible date for the performance of such act, the Fund shall hold the Custodian harmless from any adverse consequences in connection with acting upon or failing to act upon such Instructions.

If a Fund wishes to receive periodic corporate action notices of exchanges, calls, tenders, redemptions and other similar notices pertaining to Securities and to provide Instructions with respect to such Securities via the internet, the Custodian and such Fund may enter into a Supplement to this Agreement whereby such Fund will be able to participate in the Custodian’s Electronic Corporate Action Notification Service.

(k)  Interest Bearing Deposits.

Upon receipt of Instructions directing the Custodian to purchase interest bearing fixed-term certificates of deposit or call deposits (hereinafter referred to, collectively, as “Interest Bearing Deposits”) for the account of a Fund, the Custodian shall purchase such Interest Bearing Deposits with such banks or trust companies, including the Custodian, any Subcustodian or any subsidiary or affiliate of the Custodian (hereinafter referred to as “Banking Institutions”), and in such amounts as such Fund may direct pursuant to Instructions.  Such Interest Bearing Deposits shall be denominated in U.S. dollars.  Interest Bearing Deposits issued by the Custodian shall be in the name of the Fund.  Interest Bearing Deposits issued by another Banking Institution may be in the name of the Fund or the Custodian or in the name of the Custodian for its customers generally.  The responsibilities of the Custodian to a Fund for Interest Bearing Deposits issued by the Custodian shall be that of a U.S. bank for a similar deposit.  With respect to Interest Bearing Deposits issued by any other Banking Institution, (a) the Custodian shall be responsible for the collection of income and the transmission of cash to and from such accounts; and (b) the Custodian shall have no duty with respect to the selection of the Banking Institution or for the failure of such Banking Institution to pay upon demand.

(l)  Foreign Exchange Transactions.

(l)  Each Fund may appoint the Custodian as its agent in the execution of all currency exchange transactions.  If requested, the Custodian agrees to provide exchange rate and U.S. Dollar information, in writing, or by other means agreeable to both parties, to the Funds.

(2)  Upon receipt of Instructions, the Custodian shall settle foreign exchange contracts or options to purchase and sell foreign currencies for spot and future delivery on behalf of and for the account of a Fund with such currency brokers or Banking Institutions as such Fund may determine and direct pursuant to Instructions.  If, in its Instructions, a Fund does not direct the Custodian to utilize a particular currency broker or Banking Institution, the Custodian is authorized to select such currency broker or Banking Institution as it deems appropriate to execute the Fund’s foreign currency transaction.  It is understood that all such transactions shall be undertaken by the Custodian as agent for the Funds.

(3)  Each Fund accepts full responsibility for its use of third party foreign exchange brokers and for execution of said foreign exchange contracts and understands that the Fund shall be responsible for any and all costs and interest charges which may be incurred as a result of the failure or delay of its third party broker to deliver foreign exchange.  The Custodian shall have no responsibility or liability with respect to the selection of the currency brokers or Banking Institutions with which a Fund deals or the performance or non-performance of such brokers or Banking Institutions.

(4)  Notwithstanding anything to the contrary contained herein, upon receipt of Instructions the Custodian may, in connection with a foreign exchange contract, make free outgoing payments of cash in the form of U.S. Dollars or foreign currency prior to receipt of confirmation of such foreign exchange contract or confirmation that the countervalue currency completing such contract has been delivered or received.

(m)  Pledges or Loans of Securities.

(1)  Upon receipt of Instructions from a Fund, the Custodian will release or cause to be released Securities held in custody to the pledgees designated in such Instructions by way of pledge or hypothecation to secure loans incurred by such Fund with various lenders including but not limited to UMB Bank, n.a.; provided, however, that the Securities shall be released only upon payment to the Custodian of the monies borrowed, except that in cases where additional collateral is required to secure existing borrowings, further Securities may be released or delivered, or caused to be released or delivered for that purpose upon receipt of Instructions.  Upon receipt of Instructions, the Custodian will pay, but only from funds available for such purpose, any such loan upon re-delivery to it of the Securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.  In lieu of delivering collateral to a pledgee, the Custodian, on the receipt of Instructions, shall transfer the pledged Securities to a segregated account for the benefit of the pledgee.

(2)  Upon receipt of Instructions, the Custodian will release securities to a securities lending agent appointed by the Fund and designated in such Instructions.  The Custodian shall act upon Instructions from the Fund and/or such agent in order to effect securities lending transactions on behalf of the Fund.  For its services in facilitating a Fund’s securities lending activities through such agent, the Custodian may receive from the agent a portion of the agent’s securities lending revenue or a fee directly from the Fund.  The Custodian shall have no responsibility or liability for any losses arising in connection with the agent’s actions or omissions, including but not limited to the delivery of Securities prior to the receipt of collateral, in the absence of negligence or willful misconduct on the part of the Custodian.

(n)  Stock Dividends, Rights, Etc.

The Custodian shall receive and collect all stock dividends, rights, and other items of like nature and, upon receipt of Instructions, take action with respect to the same as directed in such Instructions.

(o)  Routine Dealings.

The Custodian will, in general, attend to all routine and operational matters in accordance with industry standards in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with Securities or other property of each Fund, except as may be otherwise provided in this Agreement or directed from time to time by Instructions from any particular Fund.  The Custodian may also make payments to itself or others from the Assets for disbursements and out-of-pocket expenses incidental to handling Securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the appropriate Fund.

(p)  Collections.

The Custodian shall (a) collect amounts due and payable to each Fund with respect to Securities and other Assets; (b) promptly credit to the account of each Fund all income and other payments relating to Securities and other Assets held by the Custodian hereunder upon Custodian’s receipt of such income or payments or as otherwise agreed in writing by the Custodian and any particular Fund; (c) promptly endorse and deliver any instruments required to effect such collection; and (d) promptly execute ownership and other certificates, affidavits and other documents for all federal, state, local and foreign tax purposes in connection with receipt of income or other payments with respect to Securities and other Assets, or in connection with the transfer of such Securities or other Assets; provided, however, that with respect to Securities registered in so-called street name, or physical Securities with variable interest rates, the Custodian shall use its best efforts to collect amounts due and payable to any such Fund.  The Custodian shall not be responsible for the collection of amounts due and payable with respect to Securities or other Assets that are in default.

Any advance credit of cash or Securities expected to be received shall be subject to actual collection and may, when the Custodian determines collection unlikely, be reversed by the Custodian.

(q)  Dividends, Distributions and Redemptions.

To enable each Fund to pay dividends or other distributions to shareholders of each such Fund and to make payment to shareholders who have requested repurchase or redemption of their shares of each such Fund (collectively, the “Shares”), the Custodian shall release cash or Securities insofar as available. In the case of cash, the Custodian shall, upon the receipt of Instructions, transfer such funds by check or wire transfer to any account at any bank or trust company designated by each such Fund in such Instructions.  In the case of Securities, the Custodian shall, upon the receipt of Special Instructions, make such transfer to any entity or account designated by each such Fund in such Special Instructions.

(r)  Proceeds from Shares Sold.

The Custodian shall receive funds representing cash payments received for shares issued or sold from time to time by each Fund, and shall credit such funds to the account of the appropriate Fund.  The Custodian shall notify the appropriate Fund of Custodian’s receipt of cash in payment for shares issued by such Fund by facsimile transmission or in such other manner as such Fund and the Custodian shall agree.  Upon receipt of Instructions, the Custodian shall: (a) deliver all federal funds received by the Custodian in payment for shares as may be set forth in such Instructions and at a time agreed upon between the Custodian and such Fund; and (b) make federal funds available to a Fund as of specified times agreed upon from time to time by such Fund and the Custodian, in the amount of checks received in payment for shares which are deposited to the accounts of such Fund.

(s)  Proxies and Notices; Compliance with the Shareholders Communication Act of 1985.

The Custodian shall deliver or cause to be delivered to the appropriate Fund, or its designated agent or proxy service provider, all forms of proxies, all notices of meetings, and any other notices or announcements affecting or relating to Securities owned by such Fund that are received by the Custodian and, upon receipt of Instructions, the Custodian shall execute and deliver, or cause a Subcustodian or nominee to execute and deliver such proxies or other authorizations as may be required.  Except as directed pursuant to Instructions, the Custodian shall not vote upon any such Securities, or execute any proxy to vote thereon, or give any consent or take any other action with respect thereto.

The Custodian will not release the identity of any Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and any such Fund unless a particular Fund directs the Custodian otherwise pursuant to Instructions.

(t)  Books and Records.

The Custodian shall maintain such records relating to its activities under this Agreement as are required to be maintained by Rule 31a-1 under the 1940 Act and to preserve them for the periods prescribed in Rule 31a-2 under the 1940 Act.  These records shall be open for inspection by duly authorized officers, employees or agents (including independent public accountants) of the appropriate Fund during normal business hours of the Custodian.

The Custodian shall provide accountings relating to its activities under this Agreement as shall be agreed upon by each Fund and the Custodian, including the following recordkeeping requirements:

(1) Custodian shall render to the Fund a daily report showing (i) each transaction involving Securities effected by or reported to Custodian and (ii) stating the Fund’s account holdings.

(2) Custodian shall give reports to the Fund showing (i) each transaction involving Securities effected by or reported to Custodian; (ii) the identity and location of Securities held by Custodian as of the date of the report; (iii) any transfer of location of Securities not otherwise reported; and (iv) such other information as shall be agreed upon by the Fund and Custodian.  Unless otherwise agreed upon by the Fund and Custodian, Custodian shall provide the reports described in this paragraph on at least a monthly basis.

(3) Custodian shall create, maintain and retain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 there under.

All records maintained by the Custodian in connection with the performance of its duties under this Agreement will remain the property of the Fund and in the event of termination of this Agreement will be returned to the Fund.

(u)  Opinion of Fund’s Independent Certified Public Accountants.

The Custodian shall take all reasonable action as each Fund may request to obtain from year to year favorable opinions from each such Fund’s independent certified public accountants with respect to the Custodian’s activities hereunder and in connection with the preparation of each such Fund’s periodic reports to the SEC and with respect to any other requirements of the SEC.

(v)  Reports by Independent Certified Public Accountants.

At the request of a Fund, the Custodian shall deliver to such Fund a written report, which may be in electronic form, prepared by the Custodian’s independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian’s accounting system, internal accounting control, financial strength and procedures for safeguarding cash, Securities and other Assets, including cash, Securities and other Assets deposited and/or maintained in a Securities System or with a Subcustodian.  Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by such Fund and as may reasonably be obtained by the Custodian.

(w)  Bills and Other Disbursements.

Upon receipt of Instructions, the Custodian shall pay, or cause to be paid, all bills, statements, or other obligations of a Fund.

(x) Precious Metals.

A Fund may, upon Special Instructions, direct the Custodian to appoint, or instruct the Domestic Subcustodian to appoint, a depository for the safekeeping and storage of gold, silver, platinum and other precious metals (“Precious Metals”) on behalf of such Fund.

(y)  Sweep or Automated Cash Management.

Upon receipt of Instructions, the Custodian shall invest any otherwise uninvested cash of any Fund held by the Custodian in a money market mutual fund, a cash deposit product, or other cash investment vehicle made available by the Custodian from time to time, in accordance with the directions contained in such Instructions.  A fee may be charged or a spread may be received by the Custodian for investing the Fund’s otherwise uninvested cash in the available cash investment vehicles or products.

So long as Custodian acts in accordance with Instructions from Fund with respect to sweep or automated cash management, (i) the Custodian shall have no responsibility to determine whether any purchases of money market mutual fund shares or any other cash investment vehicle or cash deposit product by or on behalf of the Funds under the terms of this section will cause any Fund to exceed the limitations contained in the 1940 Act on ownership of shares of another registered investment company or any other asset or portfolio restrictions or limitations contained in applicable laws or regulations or the Funds’ prospectus.  Each Fund agrees to indemnify and hold harmless the Custodian from all losses, damages and expenses (including attorney’s fees) suffered or incurred by the Custodian as a result of a violation by such Fund of the limitations on ownership of shares of another registered investment company or any other cash investment vehicle or cash deposit product.

(z)  Custodian shall ensure that (i) the Securities will not be subject to any right, charge, security interest, lien, or claim of any kind in favor of Custodian or any Sub-Custodian except for Custodian’s expenses relating to the Securities’ safe custody and  administration  and any taxes, charges, fees, assessments, obligations, claims or liabilities incurred by Custodian in connection with acting in such capacity for the Funds, or, in the case of cash deposits, liens, or rights in favor of the creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws, and (ii) the beneficial ownership of the Securities will be freely transferable without the payment of money or value other than for safe custody and administration.

5.  SUBCUSTODIANS.

From time to time, in accordance with the relevant provisions of this Agreement, (i) the Custodian may appoint one or more Domestic Subcustodians, Foreign Subcustodians, Special Subcustodians or Interim Subcustodians (each as hereinafter defined) to act on behalf of any one or more Funds; and (ii) the Custodian may be directed, pursuant to an agreement between a Fund and the Custodian (“Delegation Agreement”), to appoint a Domestic Subcustodian to perform the duties of the Foreign Custody Manager (as such term is defined in Rule 17f-5 under the 1940 Act) (“Approved Foreign Custody Manager”) for such Fund so long as such Domestic Subcustodian is so eligible under the 1940 Act.  Such Delegation Agreement shall provide that the appointment of any Domestic Subcustodian as the Approved Foreign Custody Manager must be governed by a written agreement between the Custodian and the Domestic Subcustodian, which provides for compliance with Rule 17f-5.  The Approved Foreign Custody Manager may then appoint a Foreign Subcustodian or Interim Subcustodian in accordance with this Section 5.  For purposes of this Agreement, all Domestic Subcustodians, Special Subcustodians, Foreign Subcustodians and Interim Subcustodians shall be referred to collectively as “Subcustodians.”

(a)  Domestic Subcustodians.

The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act or any trust company or other entity, any of which meets the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act for the Custodian on behalf of any one or more Funds as a subcustodian for purposes of holding Assets of such Fund(s) and performing other functions of the Custodian within the United States (a “Domestic Subcustodian”).  Each Fund shall approve in writing the appointment of the proposed Domestic Subcustodian; and the Custodian’s appointment of any such Domestic Subcustodian shall not be effective without such prior written approval of the Fund(s). Each such duly approved Domestic Subcustodian shall be reflected on Appendix A hereto as it may be amended from time to time.

(b)  Foreign Subcustodians.

(1)           The Approved Foreign Custody Manager may appoint any entity meeting the requirements of an Eligible Foreign Custodian, as such term is defined in Rule 17f-5(a)(1) under the 1940 Act, and which term shall also include a bank that qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act or by SEC order is exempt therefrom (each a “Foreign Subcustodian” in the context of either a subcustodian or a sub-subcustodian), provided that the Approved Foreign Custody Manager’s appointments of such Foreign Subcustodians shall at all times be governed by an agreement that complies with Rule 17f-5.

(2)           Notwithstanding the foregoing, in the event that the Approved Foreign Custody Manager determines that it will not provide delegation services (i) in a country in which a Fund has directed that the Fund invest in a security or other Asset or (ii) with respect to a specific Foreign Subcustodian which the Fund has directed be used, the Custodian shall, or shall cause the Approved Foreign Custody Manager to, promptly notify the Fund in writing by facsimile transmission, Electronic Communication, or otherwise of the unavailability of the Approved Foreign Custody Manager’s delegation services in such country.  The Custodian and the Approved Foreign Custody Manager (or Domestic Subcustodian) as applicable, shall be entitled to rely on and shall have no liability or responsibility for following such direction from the Fund as a Special Instruction and shall have no duties or liabilities under this Agreement save those that it may undertake specifically in writing with respect to each particular instance.  Upon the receipt of such Special Instructions, the Custodian may, in it absolute discretion, designate, or cause the Approved Foreign Custody Manager to designate, an entity (defined herein as “Interim Subcustodian”) designated by the Fund in such Special Instructions, to hold such security or other Asset.  In such event, the Fund represents and warrants that it has made a determination that the arrangement with such Interim Subcustodian satisfies the requirements of the 1940 Act and the rules and regulations thereunder (including Rule 17f-5, if applicable).  It is further understood that where the Approved Foreign Custody Manager and the Custodian do not agree to provide fully to the Fund the services under this Agreement and the Delegation Agreement with respect to a particular country or specific Foreign Subcustodian, the Fund may delegate such services to another delegate pursuant to Rule 17f-5.

(c)  Special Subcustodians.

Upon receipt of Special Instructions, the Custodian shall, on behalf of a Fund, appoint one or more banks, trust companies or other entities designated in such Special Instructions to act for the Custodian on behalf of such Fund as a subcustodian for purposes of: (i) effecting third-party repurchase transactions with banks, brokers, dealers or other entities through the use of a common custodian or subcustodian; (ii) providing depository and clearing agency services with respect to certain variable rate demand note Securities, (iii) providing depository and clearing agency services with respect to dollar denominated Securities; and (iv) effecting any other transactions designated by such Fund in such Special Instructions. Each such designated subcustodian (hereinafter referred to as a “Special Subcustodian”) shall be listed on Appendix A attached hereto, as it may be amended from time to time.  In connection with the appointment of any Special Subcustodian, the Custodian may enter into a subcustodian agreement with the Special Subcustodian.

(d)  Termination of a Subcustodian.

The Custodian may, at any time in its discretion upon notification to the appropriate Fund(s), terminate any Subcustodian of such Fund(s) in accordance with the termination provisions under the applicable subcustodian agreement, and upon the receipt of Special Instructions, the Custodian shall terminate any Subcustodian in accordance with the termination provisions under the applicable subcustodian agreement.

(e)  Information Regarding Foreign Subcustodians.

Upon request of a Fund, the Custodian shall deliver, or cause any Approved Foreign Custody Manager to deliver, to the Fund a letter or list stating:  (i) the identity of each Foreign Subcustodian then acting on behalf of the Custodian; (ii) the Eligible Securities Depositories (as defined in Section 5(f)) in each foreign market through which each Foreign Subcustodian is then holding cash, securities and other Assets of the Fund; and (iii) such other information as may be requested by the Fund to ensure compliance with rules and regulations under the 1940 Act.

(f)  Eligible Securities Depositories.

(1)  The Custodian or the Domestic Subcustodian may place and maintain a Fund’s Foreign Assets  with an Eligible Securities Depository (as defined in Rule 17f-7, which term shall include any other securities depository for which the SEC by exemptive order has permitted registered investment companies to maintain their assets).

(2)  Upon the request of a Fund, the Custodian shall direct the Domestic Subcustodian to provide to the Fund (including the Fund’s board of directors or trustees) and/or the Fund’s adviser or other agent an analysis of the custody risks associated with maintaining the Fund’s Foreign Assets with such Eligible Securities Depository utilized directly or indirectly by the Custodian or the Domestic Subcustodian as of the date hereof (or, in the case of an Eligible Securities Depository not so utilized as of the date hereof, prior to the placement of the Fund’s Foreign Assets at such depository) and at which any Foreign Assets of the Fund are held or are expected to be held.  The Custodian shall direct the Domestic Subcustodian to monitor the custody risks associated with maintaining the Fund’s Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Fund or its adviser of any material changes in such risks through the Approved Foreign Custody Manager’s letter, market alerts or other periodic correspondence.

(3)  The Custodian shall direct the Domestic Subcustodian to determine the eligibility under Rule 17f-7 of each foreign securities depository before maintaining the Fund’s Foreign Assets therewith and shall promptly advise the Fund if any Eligible Securities Depository ceases to be so eligible.  Notwithstanding Subsection 17(c) hereof, Eligible Securities Depositories may, subject to Rule 17f-7, be added to or deleted from such list from time to time.

(4) Withdrawal of Assets.  If an arrangement with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7, the Custodian shall direct the Domestic Subcustodian to withdraw the Fund’s Foreign Assets from such depository as soon as reasonably practicable.

(5)  Standard of Care.  In fulfilling its responsibilities under this Section 5(f), the Custodian will exercise reasonable care, prudence and diligence.

6.   STANDARD OF CARE.

(a)  General Standard of Care.

The Custodian shall exercise due care in accordance with reasonable commercial standards in discharging its duties hereunder.  The Custodian shall be liable to a Fund for all losses, damages and reasonable costs and expenses suffered or incurred by such Fund resulting from the negligence or willful misconduct of the Custodian (notwithstanding language in Sections 2(a), 2(f), 6(f), and 6(g)); provided, however, in no event shall the Custodian be liable for attorneys’ fees or for special, indirect, consequential or punitive damages arising under or in connection with this Agreement.

(b)  Actions Prohibited by Applicable Law, Etc.

In no event shall the Custodian incur liability hereunder if the Custodian or any Subcustodian or Securities System, or any Subcustodian, Eligible Securities Depository utilized by any such Subcustodian, or any nominee of the Custodian or any Subcustodian (individually, a “Person”) is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed, by reason of:  (i) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or of any foreign country, or political subdivision thereof or of any court of competent jurisdiction (and neither the Custodian nor any other Person shall be obligated to take any action contrary thereto); or (ii) any “Force Majeure,” which for purposes of this Agreement, shall mean any circumstance or event which is beyond the reasonable control of the Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its subcustodian agreement or by any other agent of the Custodian or the Subcustodian, unless in each case, such delay or nonperformance is caused by the negligence or willful misconduct of the Custodian.  Such Force Majeure events may include any event caused by, arising out of or involving (a)

an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system outage or downtime or other equipment failure or malfunction caused by any computer virus or any other reason or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk (as defined below), (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of cash, currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the Custodian.  However, Custodian shall use reasonable efforts to replace Securities lost or damaged due to such causes with securities of the same class and issue with all rights and privileges pertaining thereto.

Subject to the Custodian’s general standard of care set forth in Subsection 6(a) hereof and the requirements of Section 17(f) of the 1940 Act and Rules 17f-5 and 17f-7 thereunder, the Custodian shall not incur liability hereunder if any Person is prevented, forbidden or delayed from performing, or omits to perform, any act or thing which this Agreement provides shall be performed or omitted to be performed by reason of any (i) “Sovereign Risk,” which for the purpose of this Agreement shall mean, in respect of any jurisdiction, including but not limited to the United States of America, where investments are acquired or held under this Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting investments, (f) any change in the applicable law, or (g) any other economic, systemic or political risk incurred or experienced that is not directly related to the economic or financial conditions of the Eligible Foreign Custodian, except as otherwise provided in this Agreement or the Delegation Agreement, or (ii) “Country Risk,” which for the purpose of this Agreement shall mean, with respect to the acquisition, ownership, settlement or custody of investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of investments, including (a) the prevalence of crime and corruption in such jurisdiction, (b) the inaccuracy or unreliability of business and financial information (unrelated to the Approved Foreign Custody Manager’s duties imposed by Rule 17f-5(c) under the 1940 Act or to the duties imposed on the Custodian by Rule 17f-7 under the 1940 Act), (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such investments are transacted and held, (e) the acts, omissions and operation of any Eligible Securities Depository, it being understood that this provision shall not excuse the Custodian’s performance under the express terms of this Agreement, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets, and (h) the laws relating to the safekeeping and recovery of a Fund’s Foreign Assets held in custody pursuant to the terms of this Agreement; provided, however, that, in compliance with Rule 17f-5, neither Sovereign Risk nor Country Risk shall include the custody risk of a particular Eligible Foreign Custodian of a Fund’s Foreign Assets.

(c)  Liability for Past Records.

Neither the Custodian nor any Domestic Subcustodian shall have any liability in respect of any loss, damage or expense suffered by a Fund, insofar as such loss, damage or expense arises from the performance of the Custodian or any Domestic Subcustodian in reliance upon records that were maintained for such Fund by entities other than the Custodian or any Domestic Subcustodian prior to the Custodian’s employment hereunder.

(d)  Advice of Counsel.

The Custodian and all Domestic Subcustodians shall be entitled to receive and act upon advice of counsel of its own choosing on all matters.  The Custodian and all Domestic Subcustodians shall be without liability for any actions taken or omitted in good faith pursuant to the advice of counsel.

(e)  Advice of the Fund and Others.

The Custodian and any Domestic Subcustodian may rely upon the advice of any Fund and upon statements of such Fund’s accountants and other persons believed by it in good faith to be expert in matters upon which they are consulted, and neither the Custodian nor any Domestic Subcustodian shall be liable for any actions taken or omitted, in good faith, pursuant to such advice or statements.

(f)  Information Services.

The Custodian may rely upon information received from issuers of Securities or agents of such issuers, information received from Subcustodians or depositories, information from data reporting services that provide detail on corporate actions and other securities information, and other commercially reasonable industry sources; and, provided the Custodian has acted in accordance with the standard of care set forth in Section 6 (a), the Custodian shall have no liability as a result of relying upon such information sources, including but not limited to errors in any such information.

(g)  Instructions Appearing to be Genuine.

The Custodian and all Domestic Subcustodians shall be fully protected and indemnified in acting as a custodian hereunder upon any Resolutions of the Board of Directors or Trustees, Instructions, Special Instructions, advice, notice, request, consent, certificate, instrument or paper appearing to it to be genuine and to have been properly executed and shall, unless otherwise specifically provided herein, be entitled to receive as conclusive proof of any fact or matter required to be ascertained from any Fund hereunder a certificate signed by any officer of such Fund authorized to countersign or confirm Special Instructions.  The Custodian shall have no liability for any losses, damages or expenses incurred by a Fund arising from the use of a non-secure form of email or other non-secure electronic system or process.

(h)  No Investment Advice.

The Custodian shall have no duty to assess the risks inherent in Securities or other Assets or to provide investment advice, accounting or other valuation services regarding any such Securities or other Assets.

(i)  Exceptions from Liability.

Without limiting the generality of any other provisions hereof, neither the Custodian nor any Domestic Subcustodian shall be under any duty or obligation to inquire into, nor be liable for:

(i)  the validity of the issue of any Securities purchased by or for any Fund, the legality of the purchase thereof or evidence of ownership required to be received by any such Fund, or the propriety of the decision to purchase or amount paid therefor;

(ii) the legality of the sale, transfer or movement of any Securities by or for any Fund, or the propriety of the amount for which the same were sold; or

(iii)  any other expenditures, encumbrances of Securities, borrowings or similar actions with respect to any Fund’s Assets;

and may, until notified to the contrary, presume that all Instructions or Special Instructions received by it are not in conflict with or in any way contrary to any provisions of any such Fund’s Declaration of Trust, Partnership Agreement, Articles of Incorporation or By-Laws or votes or proceedings of the shareholders, trustees, partners or directors of any such Fund, or any such Fund’s currently effective Registration Statement on file with the SEC.

7.  LIABILITY OF THE CUSTODIAN FOR ACTIONS OF OTHERS.

(a)  Domestic Subcustodians.

Except as provided in Section 7(d), the Custodian shall be liable for the acts or omissions of any Domestic Subcustodian to the same extent as if such actions or omissions were performed by the Custodian itself.

(b)  Liability for Acts and Omissions of Foreign Subcustodians.

The Custodian shall be liable to a Fund for any loss or damage to such Fund caused by or resulting from the acts or omissions of any Foreign Subcustodian to the extent that, under the terms set forth in the subcustodian agreement between the Custodian or a Domestic Subcustodian and such Foreign Subcustodian, the Foreign Subcustodian has failed to perform in accordance with the standard of conduct imposed under such subcustodian agreement and the Custodian or Domestic Subcustodian recovers from the Foreign Subcustodian under the applicable subcustodian agreement.

(c)  Securities Systems, Interim Subcustodians, Special Subcustodians, Eligible Securities Depositories.

The Custodian shall not be liable to any Fund for any loss, damage or expense suffered or incurred by such Fund resulting from or occasioned by the actions or omissions of a Securities System, Interim Subcustodian, Special Subcustodian, or Eligible Securities Depository unless such loss, damage or expense is caused by, or results from, the negligence or willful misconduct of the Custodian.

(d)  Failure of Third Parties.

The Custodian shall not be liable for any loss, damage or expense suffered or incurred by any Fund resulting from or occasioned by the actions, omissions, neglects, defaults, insolvency or other failure of any (i) issuer of any Securities or of any agent of such issuer; (ii) any counterparty with respect to any Security or other Asset, including any issuer of any option, futures, derivatives or commodities contract; (iii) investment adviser or other agent of a Fund; or (iv) any broker, bank, trust company or any other person with whom the Custodian may deal (other than any of such entities acting as a Subcustodian, Securities System or Eligible Securities Depository, for whose actions the liability of the Custodian is set out elsewhere in this Agreement); or (v) any agent or depository (including but not limited to a securities lending agent or precious metals depository) with whom the Custodian may deal at the direction of, and behalf of, a Fund; unless such loss, damage or expense is caused by, or results from, the negligence or willful misconduct of the Custodian or the Custodian’s breach of the terms of any contract between the Funds and the Custodian.

8.  INDEMNIFICATION.

(a)  Indemnification by Fund.

Subject to the limitations set forth in this Agreement, each Fund agrees to indemnify and hold harmless the Custodian and its nominees from all losses, damages and expenses (including attorneys’ fees) suffered or incurred by the Custodian or its nominee caused by or arising from actions taken by the Custodian, its employees or agents in the performance of its duties and obligations under this Agreement, including, but not limited to, any indemnification obligations undertaken by the Custodian under any relevant subcustodian agreement; provided, however, that such indemnity shall not apply to the extent the Custodian is liable under Sections 6 or 7 hereof.

If any Fund requires the Custodian to take any action with respect to Securities, which action involves the payment of money or which may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to such Fund being liable for the payment of money or incurring liability of some other form, such Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

(b)  Indemnification by Custodian.

Subject to the limitations set forth in this Agreement, the Custodian agrees to indemnify and hold harmless each Fund from all losses, damages and expenses (with the exception of those damages and expenses referenced in Section 6(a)) suffered or incurred by each such Fund caused by the negligence or willful misconduct of the Custodian.

9.  ADVANCES.

In the event that the Custodian or any Subcustodian, Securities System, or Eligible Securities Depository acting either directly or indirectly under agreement with the Custodian (each of which for purposes of this Section 9 shall be referred to as “Custodian”), makes any payment or transfer of funds on behalf of any Fund as to which there would be, at the close of business on the date of such payment or transfer, insufficient funds held by the Custodian on behalf of any such Fund, the Custodian may, in its discretion without further Instructions, provide an advance (“Advance”) to any such Fund in an amount sufficient to allow the completion of the transaction by reason of which such payment or transfer of funds is to be made.  In addition, in the event the Custodian is directed by Instructions to make any payment or transfer of funds on behalf of any Fund as to which it is subsequently determined that such Fund has overdrawn its cash account with the Custodian as of the close of business on the date of such payment or transfer, said overdraft shall constitute an Advance.  Any Advance shall be payable by the Fund on behalf of which the Advance was made on demand by Custodian, unless otherwise agreed by such Fund and the Custodian, and shall accrue interest from the date of the Advance to the date of payment by such Fund to the Custodian at a rate determined from time to time by the Custodian.  It is understood that any transaction in respect of which the Custodian shall have made an Advance, including but not limited to a foreign exchange contract or transaction in respect of which the Custodian is not acting as a principal, is for the account of and at the risk of the Fund on behalf of which the Advance was made, and not, by reason of such Advance, deemed to be a transaction undertaken by the Custodian for its own account and risk.  The Custodian and each of the Funds which are parties to this Agreement acknowledge that the purpose of Advances is to finance temporarily the purchase or sale of Securities for prompt delivery in accordance with the settlement terms of such transactions or to meet emergency expenses not reasonably foreseeable by a Fund. The Custodian shall promptly notify the appropriate Fund of any Advance.  Such notification may be communicated by telephone, Electronic Communication or facsimile transmission or in such other manner as the Custodian may choose.  Nothing herein shall be deemed to create an obligation on the part of the Custodian to advance monies to a Fund.

10.  SECURITY INTEREST.

To secure the due and prompt payment of all  Advances, together with any taxes, charges, fees, expenses, assessments, obligations, claims or liabilities incurred by the Custodian in connection with its or their performance of any duties under this Agreement, including Securities safe custody and administration (collectively, “Liabilities”), except for any Liabilities arising from or the Custodian’s negligence or willful  misconduct, each Fund grants to the Custodian a security interest in all of the Fund’s Securities and other Assets now or hereafter in the possession of the Custodian and all proceeds thereof (collectively, the “Collateral”), provided that no Fund shall be liable for the obligations of any other Fund, including Funds that are series of the same business trust.  A Fund shall promptly reimburse the Custodian for any and all such Liabilities.  In the event that a Fund fails to satisfy any of the Liabilities as and when due and payable, the Custodian shall have in respect of the Collateral, in addition to all other rights and remedies arising hereunder or under local law, the rights and remedies of a secured party under the Uniform Commercial Code.  Without prejudice to the Custodian’s rights under applicable law, the Custodian shall be entitled, without notice to the Fund,  to withhold delivery of any Collateral, sell, set-off, or otherwise realize upon or dispose of any such Collateral and to apply the money or other proceeds and any other monies credited to the Fund  in satisfaction of the Liabilities.  This includes, but is not limited to, any interest on any such unpaid Liability as the Custodian deems reasonable, and all costs and expenses (including reasonable attorney’s fees) incurred by the Custodian in connection with the sale, set-off or other disposition of such Collateral.

11.  COMPENSATION.

It is understood and agreed that The Nottingham Company shall be responsible for paying to the Custodian such compensation as is agreed to in writing by the Custodian and the Fund from time to time out of compensation received by The Nottingham Company under the Fund Accounting and Administration Agreement between The Nottingham Company and the Fund.

In addition, each Fund shall reimburse the Custodian for actual out-of-pocket expenses incurred by the Custodian in connection with this Agreement, but excluding salaries and usual overhead expenses.  Such compensation and expenses shall be billed to each such Fund and paid in cash to the Custodian. Notwithstanding anything to the contrary, amounts owed by a Fund to the Custodian shall only be paid out of the assets and property of the particular Fund involved.

12.  POWERS OF ATTORNEY.

Upon request, each Fund shall deliver to the Custodian such proxies, powers of attorney or other instruments as may be reasonable and necessary or desirable in connection with the performance by the Custodian or any Subcustodian of their respective obligations under this Agreement or any applicable subcustodian agreement.

13.  TAX LAWS.

The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on a Fund or on the Custodian as custodian for such Fund by the tax law of any country or of any state or political subdivision thereof.  Each Fund agrees to indemnify the Custodian for and against any such obligations including taxes, tax reclaims, withholding and reporting requirements, claims for exemption or refund, additions for late payment, interest, penalties and other expenses (including legal expenses) that may be assessed against the Fund or the Custodian as custodian of a Fund.

14.  TERMINATION AND ASSIGNMENT.

Any Fund or the Custodian may terminate this Agreement by notice in writing, delivered or mailed, postage prepaid (certified mail, return receipt requested) to the other not less than 90 days prior to the date upon which such termination shall take effect.  Upon termination of this Agreement, the appropriate Fund shall pay to the Custodian such fees as may be due the Custodian hereunder as well as its reimbursable disbursements, costs and expenses paid or incurred.  The Fund and Custodian shall act in good faith and use best efforts to complete a conversion to the newly appointed custodian within the 90-day notice period.  However, in the event such conversion cannot be completed within such time period, Custodian shall continue to act as Custodian and shall be entitled to the applicable fees hereunder for a period not to exceed an additional sixty (60) days after the 90-day notice period has expired.  Upon termination of this Agreement, the Custodian shall deliver, at the terminating party’s expense, all Assets held by it hereunder to a successor custodian designated by the Fund or, if a successor custodian is not designated, then to the appropriate Fund or as otherwise designated by such Fund by Special Instructions.  Upon such delivery, the Custodian shall have no further obligations or liabilities under this Agreement except as to the final resolution of matters relating to activity occurring prior to the effective date of termination.  In the event that for any reason Securities or other Assets remain in the possession of the Custodian after the date such termination shall take effect, the Custodian shall be entitled to compensation at the same rates as agreed to by the Custodian and the Funds during the term of this Agreement as set forth in Section 11.

This Agreement may not be assigned by the Custodian or any Fund without the respective consent of the other.

15.  ADDITIONAL FUNDS.

An additional Fund or Funds may become a party to this Agreement after the date hereof by an instrument in writing to such effect signed by such Fund or Funds and the Custodian.  If this Agreement is terminated as to one or more of the Funds (but less than all of the Funds) or if an additional Fund or Funds shall become a party to this Agreement, there shall be delivered to each party an Appendix B or an amended Appendix B, signed by each of the additional Funds (if any) and each of the remaining Funds as well as the Custodian, deleting or adding such Fund or Funds, as the case may be.  The termination of this Agreement as to less than all of the Funds shall not affect the obligations of the Custodian and the remaining Funds hereunder as set forth on the signature page hereto and in Appendix B as revised from time to time.

16.  NOTICES.

As to each Fund, notices, requests, instructions and other writings delivered to Starboard Investment Trust, c/o The Nottingham Company, Attn: Legal, 116 South Franklin Street, Rocky Mount, North Carolina, 27804, postage prepaid, or to such other address as any particular Fund may have designated to the Custodian in writing, shall be deemed to have been properly delivered or given to a Fund.

Notices, requests, instructions and other writings delivered to the Custodian at its office at 928 Grand Blvd., 5th Floor, Attn: Bonnie Johnson, Kansas City, Missouri 64106, postage prepaid,  or to such other addresses as the Custodian may have designated to each Fund in writing, shall be deemed to have been properly delivered or given to the Custodian hereunder; provided, however, that procedures for the delivery of Instructions and Special Instructions shall be governed by Section 2(c) hereof.

17.  CONFIDENTIALITY.

The parties agree that all Information, books and records provided by the Custodian or the Funds to each other in connection with this Agreement, and all information provided by either party pertaining to its business or operations, is “Confidential Information.”  All Confidential Information shall be used by the party receiving such information only for the purpose of providing or obtaining services under this Agreement and, except as may be required to carry out the terms of this Agreement, shall not be disclosed to any other party without the express consent of the party providing such Confidential Information.  The foregoing limitations shall not apply to any information that is available to the general public other than as a result of a breach of this Agreement, or that is required to be disclosed by or to any entity having regulatory authority over a party hereto or any auditor of a party hereto or that is required to be disclosed as a result of a subpoena or other judicial process, or otherwise by applicable laws.

18. ANTI-MONEY LAUNDERING COMPLIANCE.

The Funds represent and warrant that they have established and maintain policies and procedures designed to meet the requirements imposed by the USA PATRIOT Act, including policies and procedures designed to detect and prevent money laundering, including those required by the USA PATRIOT Act.  The Funds agree to provide to the Custodian, from time to time upon the request of the Custodian, certifications regarding its compliance with the USA PATRIOT Act and other anti-money laundering laws.  The Funds acknowledge that, because the Custodian will not have information regarding the shareholders of the Funds, the Funds will assume responsibility for customer identification and verification and other CIP requirements in regard to such shareholders.

19.  MISCELLANEOUS.

(a)  This Agreement is executed and delivered in the State of Missouri and shall be governed by the laws of such state.

(b)  All of the terms and provisions of this Agreement shall be binding upon, and inure to the benefit of, and be enforceable by the respective successors and assigns of the parties hereto.

(c)  No provisions of this Agreement may be amended, modified or waived in any manner except in writing, properly executed by both parties hereto; provided, however, Appendix A may be amended from time to time as Domestic Subcustodians, Securities Systems, and Special Subcustodians are approved or terminated according to the terms of this Agreement.

(d)  The captions in this Agreement are included for convenience of reference only, and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(e)  This Agreement shall be effective as of the date of execution hereof.

(f)  This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

(g)  If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid by any court of competent jurisdiction, the remaining portion or portions shall be considered severable and shall not be affected, and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular part, term or provision held to be illegal or invalid.

(h)  Entire Agreement.  This Agreement and the Delegation Agreement (if applicable), as amended from time to time, constitute the entire understanding and agreement of the parties thereto with respect to the subject matter therein and accordingly, supersedes as of the effective date of this Agreement any custodian agreement heretofore in effect between the Funds and the Custodian.

(i)  The rights and obligations contained in Sections 6, 7, 8, 9, 10, 11 and 17 of this Agreement shall continue, notwithstanding the termination of this Agreement, in order to fulfill the intention of the parties as described in such Sections.

IN WITNESS WHEREOF, the parties hereto have caused this Custody Agreement to be executed by their respective duly authorized officers.

STARBOARD INVESTMENT TRUST
Attest: /s/ Meade B. Bridgers	By: /s/ Jack E. Brinson
Name: Jack E. Brinson
Title: Chairman
Date: 9/22/11

UMB BANK, N.A.
Attest: /s/ D. Riddle	By: /s/ Bonnie L. Johnson
Name: Bonnie L. Johnson
Title: Vice-President
Date: 10/4/11

THE NOTTINGHAM COMPANY Solely In Its Role As Payor Per Section 11
Attest: /s/ Deborah A. Mills	By: /s/ Jason B. Edwards
Name: Jason B. Edwards
Title: Chief Operating Officer
Date: 9/19/11

APPENDIX A

CUSTODY AGREEMENT

The following Subcustodians and Securities Systems are approved for use in connection with the Custody Agreement dated September 9, 2011.

SECURITIES SYSTEMS:

Depository Trust Company
Federal Book Entry

SPECIAL SUBCUSTODIANS:

DOMESTIC SUBCUSTODIANS:

Citibank (Foreign Securities Only)

STARBOARD INVESTMENT TRUST	UMB BANK, N.A.
By: /s/ Jack E. Brinson	By: /s/ Bonnie L. Johnson
Name: Jack E. Brinson	Name: Bonnie L. Johnson
Title: Chairman	Title: Vice-President
Date: 9/22/11	Date: 10/4/11

APPENDIX B

CUSTODY AGREEMENT

Updated: March 8, 2012

The following open-end management investment companies (“Funds”) are hereby made parties to the Custody Agreement dated September 9, 2011, with UMB Bank, n.a. (“Custodian”) and Starboard Investment Trust, and agree to be bound by all the terms and conditions contained in said Agreement:

Caritas All-Cap Growth Fund	SCS Tactical Allocation Fund
FMX Growth Allocation Fund	Crescent Large Cap Macro Fund
FMX Total Return Fund	Crescent Strategic Income Fund
Presidio Multi-Strategy Fund	Crescent Mid Cap Macro Fund
Roumell Opportunistic Value Fund	Arin Large Cap Theta Fund
The Sector Rotation Fund

STARBOARD INVESTMENT TRUST
Attest: /s/ Deborah A. Mills	By: /s/ Jack E. Brinson
Name: Jack E. Brinson
Title: Chairman
Date: 3/13/2012

UMB BANK, N.A.
Attest: /s/ D. Riddle	By: /s/ Bonnie L. Johnson
Name: Bonnie L. Johnson
Title: Vice-President
Date: 3/22/2012

THE NOTTINGHAM COMPANY Solely In Its Role As Payor Per Section 11
Attest: /s/ Deborah A. Mills	By: /s/ Jason B. Edwards
Name: Jason B. Edwards
Title: Chief Operating Officer
Date: 3/21/2012

RULE 17f-5 DELEGATION AGREEMENT

By its execution of this Delegation Agreement by and between UMB Bank, n.a. (the Custodian), a national banking association, with its principal office in Kansas City, Missouri, and each of the registered investment companies (on behalf of any series thereof, if applicable) listed on the Appendix to this Agreement, together with such additional companies as shall be made parties to this Agreement by the execution of a revised Appendix to this Agreement (such companies, and any series thereof, are referred to individually as a “Fund” and, collectively, as the “Funds”), the Funds hereby direct the Custodian to appoint Citibank, N.A., a National Banking Association under the laws of the United States of America, as the Approved Foreign Custody Manager (the Delegate) under the terms of the Custody Agreement between the Funds and the Custodian to perform certain functions with respect to the custody of the Funds’ Assets (as defined in Section 13 of this Delegation Agreement) outside the United States of America.
WHEREAS, the Delegate has agreed to provide global custody services to the Custodian on behalf of the Funds through a Custodian Agreement; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Funds and Custodian agree as follows.  Capitalized terms shall have the meaning indicated in Section 13 of this Delegation Agreement unless otherwise indicated.
1.           Maintenance of Funds’ Assets Abroad.  Each Fund, acting through its Board of Directors or Trustees (the Board), or its duly authorized representative, hereby instructs the Custodian to enter into a written agreement with the Delegate to place and maintain the Fund’s Assets outside the United States in accordance with instructions received from the Fund’s investment adviser.  (An investment adviser may include any duly authorized sub-adviser to the Fund.)  Such instruction shall represent a Special Instruction under the terms of the Custody Agreement between the Fund and the Custodian (the Custody Agreement).  Each Fund acknowledges that: (a) the Custodian shall direct the Delegate to perform services hereunder only with respect to the countries where the Delegate provides custodial services to the Fund as indicated on the Delegate’s Subcustodian Network Listing; (b) depending on conditions in the particular country, advance notice may be required before the Delegate, upon the Custodian’s direction, shall be able to perform its duties in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to account set-up and performance of duties in such country); and (c) nothing in this Delegation Agreement shall require the Custodian to direct the Delegate to provide delegated or custodial services in a specific country or countries, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.
2.           Delegation.  Pursuant to the provisions of Rule 17f-5 under the Investment Company Act of 1940 (the 1940 Act), and on behalf of and at the direction of the Funds, each Fund’s Board hereby directs the Custodian, and the Custodian hereby agrees, to appoint the Delegate to perform only those duties set forth in this Delegation Agreement concerning the safekeeping of each Funds’ Assets in each of the countries as to which Custodian has reported to the Funds that the Custodian shall have appointed the Delegate to act pursuant to Rule 17f-5.  The Custodian is hereby authorized to take such actions, and to direct the Delegate to take such actions, on behalf of or in the name of the Funds as are reasonably required to discharge its duties under this Delegation Agreement, including, without limitation, to cause the Funds’ Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith.  Each Fund confirms that it’s Board or investment adviser has considered and accepted the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process.

3.           Selection of Eligible Foreign Custodian and Contract Administration.  The Custodian shall direct the Delegate pursuant to a written agreement to perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Funds’ foreign custodial arrangements:
(a)           Selection of Eligible Foreign Custodian.  The Delegate shall place and maintain the Funds’ Assets with an Eligible Foreign Custodian; provided that, the Delegate shall be required to determine that the Funds’ Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including without limitation:
(i)           The Eligible Foreign Custodian's practices, procedures, and internal controls, including, but not limited to, the physical protections available for  certificated securities (if applicable), the controls and procedures for dealing with any Eligible Securities Depository, the method of keeping custodial records, and the security and data protection practices;
(ii)           Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Funds’ Assets;
(iii)           The Eligible Foreign Custodian's general reputation and standing; and
(iv)           Whether the Funds will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian's appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination consistent with the standard of care set forth in Section 8 of this Delegation Agreement.
(b)           Contract Administration.  The Custodian shall require that the Delegate cause that the foreign custody arrangements with an Eligible Foreign Custodian be governed by a written contract that the Delegate has determined will provide reasonable care for the Funds’ Assets based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of the Funds’ Assets as specified in Rule 17f-5(c)(1).  Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:
(i)           For indemnification or insurance arrangements (or any combination of the foregoing) such that the Funds will be adequately protected against the risk of loss of assets held in accordance with such contract;
(ii)           That the Funds’ Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

(iii)           That beneficial ownership of each Fund’s Assets will be freely transferable without the payment of money or value other than for safe custody or administration;
(iv)           That adequate records will be maintained identifying each Fund’s Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;
(v)           That each Fund's independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and
(vi)           That the Fund will receive sufficient and timely periodic reports with respect to the safekeeping of each Fund’s Assets, including, but not limited to, notification of any transfer to or from the Fund's account or a third party account containing foreign assets held for the benefit of the Fund.
The Custodian may permit in its agreement with the Delegate that such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Funds’ Assets as the specified provisions, in their entirety.
(c)           Limitation to Delegated Selection.  Notwithstanding anything in this Delegation Agreement to the contrary, the agreement between the Custodian and the Delegate may provide that the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Agreement.

4.           Monitoring.  The Custodian shall enter into an agreement with the Delegate that requires the Delegate to establish a system to monitor the appropriateness of maintaining each Fund’s Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Agreement.  The Custodian shall direct the Delegate to monitor the continuing appropriateness of placement of each Fund’s Assets in accordance with the criteria established under Section 3(a) of this Delegation Agreement and such Eligible Foreign Custodian’s actual performance in accordance with the written contract as provided in Section 3(b) of this Delegation Agreement.  The Custodian shall direct the Delegate to monitor the continuing appropriateness of the contract governing each Fund's arrangements in accordance with the criteria established under Section 3(b) of this Delegation Agreement.
5.           Reporting.  The Custodian shall enter into an agreement with the Delegate providing that, initially,  prior to the placement of a Fund’s Assets with any Eligible Foreign Custodian, and thereafter, at least annually and at such other times as the Board deems reasonable and appropriate based on the circumstances of the Fund’s arrangements, the Delegate shall provide to the Board of each Fund, or to the Custodian for prompt provision to such Board,  written  reports specifying placement of the Fund’s Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Agreement and shall promptly report as to any material changes to such foreign custody arrangements.  Such reporting will include the appropriateness of maintaining the Fund’s Assets with a particular custodian under paragraph (c)(1) of Rule 17f-5 and the performance of the contract under paragraph (c)(2) of Rule 17f-5.  The agreement may provide that the Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 hereunder only to the extent specifically agreed with respect to the particular situation.

6.           Withdrawal of Fund Assets.  The Custodian shall enter into an agreement with the Delegate providing that, if the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate consistent with Section 3 of this Delegation Agreement no longer meets the requirements of said Section, the Delegate shall give the Custodian prompt notice of such determination and upon instructions the Delegate shall withdraw each Fund’s Assets from the non-complying arrangement as soon as reasonably practicable.  The Delegate shall use good faith to notify the Custodian as to any facts known to the Delegate, considering whether such withdrawal would require liquidation of any of the Fund’s Assets or would materially impair the liquidity, value or other investment characteristics of the Fund’s Assets.  Any such instructions from the Fund or the Fund's investment adviser to the Custodian regarding liquidation or withdrawal shall be in the form of Special Instructions.
7.           Direction as to Eligible Foreign Custodian.  Notwithstanding this Delegation Agreement, each Fund, acting through its Board, its investment adviser or its other authorized representative, may instruct the Custodian to direct the Delegate to place and maintain the Fund’s Assets in a particular country or with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Delegate reasonably determines that it will not provide delegation services.  In the event that the Delegate determines that it will provide delegation services in such country or with such Eligible Foreign Custodian, the Custodian will comply with the provisions otherwise set forth in this Delegation Agreement.  In the event that the Delegate reasonably determines that it will not provide delegation services in such country or with such Eligible Foreign Custodian, the Custodian and

Delegate shall be entitled to rely on any such instruction as a Special Instruction and shall have no duties or liabilities under this Delegation Agreement with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance; provided that this Delegation Agreement and the Custodian Agreement shall not constitute the Custodian or the Delegate as the exclusive delegate of any of the Funds for purposes of Rule 17f-5 and, particularly where Custodian does not agree to provide fully the services under this Delegation Agreement and the Custody Agreement to a Fund with respect to a particular country, the Fund may delegate such services to another delegate pursuant to Rule 17f-5.
8.           Standard of Care.  In carrying out its duties under this Delegation Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Funds’ Assets would exercise.  In addition, the Custodian will enter into a written agreement with the Delegate providing that, in carrying out its duties under its agreement with the Custodian, the Delegate will exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping of the Funds’ Assets would exercise.
9.           Liability of the Custodian for Actions of Other Persons.  The Custodian shall be liable for the actions or omissions of the Delegate or any Eligible Foreign Custodian (excluding any Securities Depository appointed by them) to the extent that the Custodian fails to comply with the terms and conditions of this Agreement, except as provided in Section 8 hereunder.
10.           Representations.  The Custodian hereby represents and warrants that it is a U.S. Bank and that this Delegation Agreement has been duly authorized, executed and delivered by the Custodian and is a legal, valid and binding agreement of the Custodian enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles.  The Custodian will enter into an agreement with the Delegate in which the Delegate will represent and warrant that it is a U.S. Bank and that the agreement between the Custodian and the Delegate has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles.
Each Fund hereby represents and warrants that its Board has determined that it is reasonable to rely on the Custodian to direct the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Agreement has been duly authorized, executed and delivered by the Fund and is a legal, valid and binding agreement of the Fund enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by equitable principles.
11.           Effectiveness; termination.  This Delegation Agreement shall be effective as of September 9, 2011.  This Delegation Agreement may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party.  Such termination shall be effective on the 60th day following the date on which the non-terminating party shall receive the foregoing notice.  The foregoing to the contrary notwithstanding, this Delegation Agreement shall be deemed to have been terminated concurrently with the termination of the Custody Agreement.  The Custodian shall terminate its agreement with the Delegate pursuant to this Delegation Agreement concurrently with any termination of this Delegation Agreement.

12.           Notices.  Notices and other communications under this Delegation Agreement are to be made in accordance with the arrangements designated for such purpose under the Custody Agreement unless otherwise indicated in a writing referencing this Delegation Agreement and executed by both parties.
13.           Definitions.  Capitalized terms in this Delegation Agreement have the following meanings:
(a)           Country Risk - shall mean, with respect to the acquisition, ownership, settlement or custody of investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and market factors affecting the acquisition, payment for or ownership of investments including (a) the prevalence of crime and corruption except for crime or corruption by the Eligible Foreign Custodian or its employees, directors or officers for which the liability of the Custodian, the Delegate or the Approved Foreign Custody Manager is not predicated upon recovery of such damages from the Eligible Foreign Custodian, as set forth in the Delegate’s Subcustodian Network Listing, (b) the inaccuracy or unreliability of business and financial information (unrelated to the Custodian’s duties imposed by Rule 17f-5(c) under the 1940 Act or to the duties imposed upon it by Rule 17f-7 under the 1940 Act), (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such investments are transacted and held, (e) the acts, omissions and operation of any  Eligible Securities

Depository, it being understood that this provision shall not excuse the Custodian’s performance under the express terms of this Agreement and its liability therefore, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets, and (h) the laws relating to the safekeeping and recovery of a Fund’s Assets held in custody pursuant to the terms of the Custody Agreement; provided, however, that, in compliance with Rule 17f-5, neither Sovereign Risk nor Country Risk shall include the custody risk of a particular Eligible Foreign Custodian of the Fund’s Assets.
(b)           Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) and shall also include a bank that qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.
(c)           Fund’s Assets - shall mean any of a Fund's investments (including currencies) for which the primary market is outside the United States, and such currencies as are reasonably necessary to effect the Fund's transactions in such investments.
(d)           Special Instructions - shall have the meaning set forth in the Custody Agreement.
(e)           Eligible Securities Depository - shall have the meaning for an “Eligible Securities Depository” as set forth in Rule 17f-7.
(f)           Sovereign Risk - shall mean, in respect of any jurisdiction, including the United States of America, where investments are acquired or held hereunder or under the Custody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting investments, (f) any change in the applicable law, or (g) any other economic, systemic or political risk incurred or experienced that is not directly related to the economic or financial conditions of the Eligible Foreign Custodian, except as otherwise provided in this Delegation Agreement or the Custody Agreement.
(g)           U. S. Bank – shall have the meaning set forth in Rule 17f-5(a)(7) under the 1940 Act.
14.           Governing Law and Jurisdiction.  This Delegation Agreement shall be construed in accordance with the laws of the State of Missouri.  The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of Missouri.
15.           Fees.  The Custodian shall perform its functions under this Delegation Agreement for the compensation determined under the Custody Agreement.  Neither the Custodian nor the Delegate shall receive separate compensation from a Fund for the performance of the duties and services set forth in this Delegation Agreement.
16.           Integration.  This Delegation Agreement supplements and/or amends the Custody Agreement with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of letters or reports in connection with such duties; provided that, in the event that there are any inconsistencies between the Delegation Agreement and the Custody Agreement, the provisions of the Delegation Agreement shall govern for the purpose of compliance with Rule 17f-5.  The terms of the Custody Agreement shall apply generally as to matters not expressly covered in this Delegation Agreement, including dealings with the Eligible Foreign Custodians in the course of discharge of the Custodian’s obligations under the Custody Agreement, and the Custodian’s obligation to indemnify the Funds as set forth in the Custody Agreement, and the Funds’ obligation to indemnify the Custodian as set forth in the Custody Agreement, the terms of which are incorporated herein by reference.

IN WITNESS WHEREOF, each of the parties hereto has caused this Delegation Agreement to be duly executed.

Starboard Investment Trust By: /s/ Jack E. Brinson Name: Jack E. Brinson Title: Chairman	UMB Bank, n.a. By: /s/ Bonnie L. Johnson Name: Bonnie L. Johnson Title: Vice President
Effective Date:  September 22, 2011

APPENDIX

The following open-end registered investment companies ("Funds") are hereby made parties to the Rule 17f-5 Delegation Agreement between UMB Bank, n.a., as Custodian, and Starboard Investment Trust, and agree to be bound by all the terms and conditions contained in said Agreement:
Caritas All-Cap Growth Fund
FMX Growth Allocation Fund
FMX Total Return Fund
Presidio Multi-Strategy Fund
Roumell Opportunistic Value Fund
The Sector Rotation Fund

STARBOARD INVESTMENT TRUST
Attest: /s/ Meade B. Bridgers	By: /s/ Jack E. Brinson
Name: Jack E. Brinson
Title: Chairman
Date: 9/22/11

UMB BANK, N.A.
Attest: /s/ D. Riddle	By: /s/ Bonnie L. Johnson
Name: Bonnie L. Johnson
Title: Vice President
Date: 10/4/11